REVOLVING LINE OF CREDIT AGREEMENT

         This Revolving Line of Credit Agreement (the "AGREEMENT") is made and entered into in this 2nd day of July, 2007, by and between BEDMINSTER NATIONAL CORP. , a Nevada corporation (“Lender”), and METROPOLITAN COMPUTING CORPORATION, a New Jersey corporation ("Borrower").

This Agreement is the Line of Credit Agreement identified in the Stock Purchase Agreement between Borrower and Lender, inter alia,  of even date herewith (Purchase Agreement).

         In consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

         1.       LINE OF CREDIT. Lender hereby establishes for a period extending to June 30. 2012  (the "MATURITY DATE") a revolving line of credit (the "CREDIT LINE") for Borrower in the principal amount of Four Hundred Thousand Dollars ($400,000.00) (the "CREDIT LIMIT"). In connection herewith, Borrower shall execute and deliver to Lender a Promissory Note in the amount of the Credit Limit and in form and content satisfactory to Lender. All sums advanced on the Credit Line or pursuant to the terms of this Agreement (each an "ADVANCE") shall become part of the principal of said Promissory Note.

         2.       ADVANCES. Any request for an Advance may be made from time to time and in such amounts as Borrower may choose; provided, however, (a) Borrower shall request and use the first advance to repay any secured and unsecured debt of Borrower (other than trade debt incurred in the normal course of business) existing on the date hereof, and (2) any requested Advance will not, when added to the outstanding principal balance of all previous Advances, exceed the Credit Limit. Requests for Advances may be made orally or in writing by such officer of Borrower authorized by it to request such Advances. Until such time as Lender may be notified otherwise, Borrower hereby authorizes its president to request Advances. Lender may deliver the amount of any requested Advance by check or deposit to Borrower’s bank account by wire transfer or electronic funds transfer. Lender may refuse to make any requested  Advance if an event of default has occurred and is continuing hereunder either at the time the request is given or the date the Advance is to be made, or if an event has occurred or condition exists which, with the giving of notice or passing of time or both, would constitute an event of default hereunder as of such dates.

         The funds from the Advances will be used by the Borrower for the purposes specified in the Purchase Agreement and otherwise to pay operating expenses in connection with the operations of the Borrower.

         3.       INTEREST. All sums advanced pursuant to this Agreement shall bear interest from the date each Advance is made until paid in full at the rate of eight percent (8%) per annum, simple interest (the "EFFECTIVE RATE").

         4.       REPAYMENT.

a.              Borrower shall pay the outstanding principal balance and accrued interest on the outstanding principal balance on not less than  an annual basis commencing on June 30, 2008. In the event that Borrower repays the outstanding principal balance and accrued interest on the outstanding principal balance prior to the annual repayment date, the Borrower shall not be required to repay the outstanding principal balance and accrued interest on the outstanding principal balance for twelve (12) months from the date of such repayment.  The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on the Maturity Date. All payments shall be made to Lender at such place as Lender may, from time to time, designate. All payments received hereunder shall be applied, first, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second, to accrued interest; and third, to principal. Borrower may prepay principal at any time without penalty.

b.              Borrower may be entitled to a credit of  $100,000 against outstanding principal as provided in the Purchase Agreement.

         5.       REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Agreement and to make the advances provided for herein, Borrower represents and warrants to Lender as follows:

          a.       Borrower is a duly organized, validly existing, and in good standing under the laws of the State of New Jersey with the power to own its assets and to transact business in New Jersey, and in such other states where its business is conducted.

                b.       Borrower has the authority and power to execute and deliver any document required hereunder and to perform any condition or obligation imposed under the terms of such documents.

                  c.       The execution, delivery and performance of this Agreement and each document incident hereto will not violate any provision of any applicable law, regulation, order, judgment, decree, article of incorporation, by-law, indenture, contract, agreement, or other undertaking to which Borrower is a party, or which purports to be binding on Borrower or its assets and will not result in the creation or imposition of a lien on any of its assets.

                  d.       There is no action, suit, investigation, or proceeding pending or, to the knowledge of Borrower, threatened, against or affecting Borrower or any of its assets which, if adversely determined, would have a material adverse affect on the financial condition of Borrower or the operation of its business.

         6.       EVENTS OF DEFAULT. An event of default will occur if any of the following events occurs:

                  a.       Failure to pay any principal or interest hereunder within ten (10) days after the same becomes due.

                  b.       Any representation or warranty made by Borrower in this Agreement or in connection with any borrowing or request for an Advance hereunder, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made.

                  c.       Default by Borrower in the observance or performance of any other covenant or agreement contained in this Agreement, the Purchase Agreement or in any document ancillary to the Purchase Agreement.

                  d.       Filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

                  e.       Filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged.

         7.       REMEDIES.

a.              Upon the occurrence of an event of default as defined above, Lender may declare the entire unpaid principal balance, together with accrued interest thereon, to be immediately due and payable without presentment, demand, protest, or other notice of any kind. Lender may suspend or terminate any obligation it may have hereunder to make additional Advances. To the extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with this Agreement. No failure or delay on the part of Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity. Borrower agrees to pay all costs of collection incurred by reason of the default, including court costs and reasonable attorney's fees.

b.              At the option of Lender, if repayment of the outstanding principal balance and accrued interest on the outstanding principal balance is not made as required by Section 4 a. above, on June 30, 2008, or any subsequent anniversary thereof or of an annual repayment date as provided in Section 4 a. above, through and including the  Maturity Date, Lender may (i) by written notice to Borrower, declare that all accrued and unpaid interest is immediately due and payable without presentment, demand, protest or any other  notice of any kind, all of which are hereby expressly waived, and (ii) thereupon convert the outstanding principal balance of this revolving line of credit into a term loan, having a term of 12 months, bearing interest at 8% per annum, with equal monthly payments of principal and interest due beginning on the first day of August thereafter, and on the first  day of each successive month thereafter for the following 11 months, and containing normal and customary terms and conditions. Such term loan may be prepaid at any time, in whole or in part, without premium or penalty.   Such term loan will require Borrower to pay, in addition to such equal monthly payments, additional principal payments of up to $15,000 per month from  Borrower’s monthly pre-tax earnings.

        8.       NOTICE. All notices or other communications required or permitted hereunder will be in writing and will be deemed given or delivered when delivered personally, by registered or certified mail, by legible facsimile transmission or by overnight courier (fare prepaid) addressed as follows:

If to Lender to:

Bedminster National Corp.
90 Washington Valley Road
Bedminster, NJ  07921

Attn: Paul Patrizio, President

If to Borrower to:

Metropolitan Computing Corporation.
6 Great Meadow Lane
East Hanover , New Jersey 07936
Attn: Michael Levin
with a copy to: Robert D Frawley 64 Maple Avenue Morristown, NJ 07960 With a copy to: Roger J. Desiderio, Esq. Bendit Weinstock, P.A. 80 Main Street West Orange, NJ 07052

Notice will be deemed received the same day (when delivered personally), five (5) days after mailing (when sent by registered or certified mail) and the next business day (when delivered by recognized overnight courier).  Any party to this Agreement may change its address to which all communications and notices may be sent by addressing notices of such change in the manner provided.

         9.       GENERAL PROVISIONS. All representations and warranties made in this Agreement and the Promissory Note and in any certificate delivered pursuant thereto shall survive the execution and delivery of this Agreement and the making of any loans hereunder. This Agreement will be binding upon and inure to the benefit of Borrower and Lender, their respective successors and assigns, except that Borrower may not assign or transfer its rights or delegate its duties hereunder without the prior written consent of Lender. This Agreement, the Promissory Note, and all documents and instruments associated herewith will be governed by and construed and interpreted in accordance with the laws of the State of New Jersey. Time is of the essence hereof. This Agreement will be deemed to express, embody, and supersede any previous understanding, agreements, or commitments, whether written or oral, between the parties with respect to the general subject matter hereof. This Agreement may not be amended or modified except in writing signed by the parties.

SIGNATURE PAGE FOLLOWS

         EXECUTED on the day and year first written above.

                Borrower:                    Metropolitan Computing Corporation

By:__________________________________
Michael Levin, President

                Lender:                                  Bedminster National Corp.

By: ________________________________
Paul Patrizio, President

PROMISSORY NOTE

$400,000.00	July 2, 2007 Bedminster, New Jersey

         This Promissory Note (the "NOTE") is made and executed as of the date referred to above, by and between Metropolitan Computing Corporation., a New Jersey corporation (the "BORROWER"), and Bedminster National Corp., a Nevada Corporation, ("LENDER"). By this Note, the Borrower promises and agrees to pay to the order of Lender, at 90 Washington Valley Road, Bedminster, NJ  07921 or at such other place as Lender may designate in writing, the principal sum of Four Hundred Thousand and 00/100 Dollars ($400,000.00), or the aggregate unpaid principal amount of all advances made by Lender to Borrower pursuant to the terms of a Revolving Line of Credit Agreement (the "LOAN AGREEMENT") of even date herewith, less any applicable credits, whichever is less, together with interest thereon from the date each advance is made until paid in full, both before and after judgment, at the rate of eight  percent (8%) per annum, simple interest.

         Borrower shall pay the outstanding principal balance and accrued interest on the outstanding principal balance on an annual basis commencing on June 30, 2008. In the event that Borrower repays the outstanding principal balance and accrued interest on the outstanding principal balance prior to the annual repayment date, the Borrower shall not be required to repay the outstanding principal balance and accrued interest on the outstanding principal balance for twelve (12) months from the date of such repayment.  The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on June 30, 2012  (the "MATURITY DATE").

         Prepayment in whole or part may occur at any time hereunder without penalty; provided that the Lender shall be provided with not less than ten (10) days notice of the Borrower's intent to pre-pay; and provided further that any such partial prepayment shall not operate to postpone or suspend the obligation to make, and shall not have the effect of altering the time for payment of the remaining balance of the Note as provided for above, unless and until the entire obligation is paid in full. All payments received hereunder shall be applied, first, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second, to accrued interest; and third, to principal.

         An event of default will occur if any of the following events occurs:

(a) failure to pay any principal or interest hereunder within ten (10) days after the same becomes due; (b) if any representation or warranty made by Borrower in the Loan Agreement or in connection with any borrowing or request for an advance thereunder, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made; (c) default by Borrower in the observance or performance of any other covenant or agreement contained in the Loan Agreement; (d) filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing; or (e) filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged.

         Any notice or demand to be given to the parties hereunder shall be deemed to have been given to and received by them and shall be effective when personally delivered or by sent by registered or certified mail, by legible facsimile transmission or by overnight courier (fare prepaid) and addressed to the party all as provided in the Loan Agreement, or at such other address as the one of the parties may hereafter designate in writing to the other party.

         The Borrower hereof waives presentment for payment, protest, demand, notice of protest, notice of dishonor, and notice of nonpayment, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time by the Lender without in any way affecting its liability hereunder.

         In the event any payment under this Note is not made at the time and in the manner required, the Borrower agrees to pay any and all costs and expenses which may be incurred by the Lender hereof in connection with the enforcement of any of its rights under this Note or under any such other instrument, including court costs and reasonable attorneys' fees.

         This Note shall be governed by and construed and enforced in accordance with the laws of New Jersey.

                Borrower:                    Metropolitan Computing Corporation

By:__________________________________
Michael Levin, President

Accepted:

                Lender:                                Bedminster National Corp.

                            By: ________________________________
Paul Patrizio, President